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                                                                   EXHIBIT 10.22

                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS

      THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement") is made as of June 2, 2004 (the "Effective Date"), by Phase 3 Science Center LLC, a Delaware limited liability company, Ahwatukee Hills Investors, LLC, an Arizona limited liability company, and J. Alexander's LLC, a Delaware limited liability company, with a principal executive office at 8910 University Center Lane, Suite 265, San Diego, California 92122, as tenants in common (collectively, "Seller"), and BERNARDO PROPERTY ADVISORS, INC, a California corporation, with a principal executive office at 17140 Bernardo Center Drive, Suite 195, San Diego, California 92128 ("Purchaser").

                                   WITNESSETH:

                                    ARTICLE I

                                PURCHASE AND SALE

      SECTION 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to the following:

            (a) those certain tract(s) or parcel(s) of land commonly known as 3450 Monte Villa Parkway, Bothell, WA, 98021 located in Snohomish County, Washington, and more particularly described in Exhibit A attached hereto and made a part hereof, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to relating to such property owned by Seller, easements, covenants, adjacent streets, alleys or rights-of-way relating to such property (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the "Land");

            (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land (collectively, the "Improvements");

            (c) any and all of Seller's right, title and interest in and to all tangible personal property listed on Exhibit B attached hereto (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property");

            (d) any and all of Seller's right, title and interest in and to: (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property; (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller by any contractor or manufacturer in connection with the Improvements or the Personal Property; (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property; and (iv) to the extent assignable, all trade names and general intangibles relating to

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the Land or Improvements listed and described on Exhibit D attached hereto (the property described in clause (d) of this Section 1.1 being sometimes herein referred to collectively as the Intangibles").

      SECTION 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as (the "Real Property"). The Land, the Improvements, the Personal Property and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

      SECTION 1.3 Purchase Price. Seller agrees to sell and Purchaser agrees to purchase the Property for the amount of Sixteen Million Two Hundred Thousand Dollars ($16,200,000) (the "Purchase Price").

      SECTION 1.4 Deposit. On or before two (2) business days after execution of this Agreement and delivery of a fully executed copy of this Agreement to Chicago Title Company (the "Escrow Agent"), having its office at 925 B Street, San Diego, California 92101, Attention: Renee Marshall, Purchaser shall deposit with Escrow Agent, the sum of One Hundred Thousand Dollars ($100,000.00) in good funds, by federal wire transfer. The Escrow Agent shall hold the deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest on such sum shall be deemed income of Purchaser, and Purchaser and Seller shall share equally all costs and fees imposed on the deposit account. The Deposit and all accrued interest (collectively, the "Deposit") shall be distributed in accordance with the terms of this Agreement. Time is of the essence with regard to Purchaser's payment of the Deposit as set forth herein.

      SECTION 1.5 Payment of Purchase Price. On the business day of the Closing (as defined in Section 4.1 below) Purchaser shall deposit with Escrow Agent by cashier's check or wire transfer, a sum equal to the Purchase Price, as increased or decreased by prorations and adjustments as herein provided plus an amount equal to Purchaser's share of closing costs as provided herein, and less an amount equal to the Deposit, and Option Deposit (as defined below). Notwithstanding the foregoing, Seller agrees to credit the Purchaser, against the Purchase Price, an amount equal to the rent not being paid by Nastech Pharmaceutical Company ("Nastech"), as tenant of the Property for the "Phase 3" or "Phase C " space, from the date of Closing until January 1, 2005, calculated at the rate of $35,839.13 on or prior to November 15, 2004 and $36,735.10 from November 16, 2004 through December 31, 2004 per month, provided, however, in the event Nastech exercises it right to early occupancy of the "Phase 3" or "Phase C" space, and commences paying 1/2 rent thereon as provided in the lease, the foregoing amounts shall be reduced by 1/2 for such period of early occupancy. Such credit shall be prorated on a daily basis for any partial month.

      SECTION 1.6 Deposit as Liquidated Damages. FROM AND AFTER THE EXPIRATION OF THE INSPECTION PERIOD AND THE TITLE INSPECTION PERIOD, AS SUCH TERMS ARE DEFINED HEREINBELOW (THE "APPROVAL DATE"), IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BY REASON OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF PURCHASER AND SELLER IS READY, WILLING AND ABLE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT AND ALL CONDITIONS

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PRECEDENT TO CLOSING HAVE BEEN WAIVED OR SATISFIED, THEN THE DEPOSIT AND OPTION
DEPOSIT, IF ANY, SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY INITIALLING THIS SECTION 1.6 BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT, AND OPTION DEPOSIT, IF ANY, HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY AGAINST PURCHASER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE. IN ADDITION, PURCHASER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 1.6 LIMIT THE ATTORNEY'S FEES RECOVERABLE PURSUANT TO
SECTION 10.15 OR THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY, IF ANY, IN ACCORDANCE WITH THIS AGREEMENT, OR (B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY INITIALING THIS SECTION 1.6 BELOW, PURCHASER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

Purchaser's Initials /s/ GAK                 Seller's Initials /s/ WNF
                     -----------------                         ---------------
                                                               /s/ RM
                                                               ---------------
                                                               /s/ DA
                                                               -----------------

      SECTION 1.7 Escrow Agent. Escrow Agent shall hold and dispose of the Deposit and Option Deposit, if any, in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit and Option Deposit, if any, in accordance with this Agreement. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit and Option Deposit, if any, for any reason other than Escrow Agent's misconduct or negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit and Option Deposit, if any, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit or Option Deposit, if any, Escrow Agent shall not be required to disburse the Deposit and Option deposit, if any and may, at its option, continue to hold the Deposit and Option Deposit, if any, until both Purchaser and Seller agree as to its disposition, or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent may interplead the Deposit and Option Deposit, if any, in accordance with the laws of the state in which the Property is located.

      Escrow Agent shall not be responsible for any interest on the Deposit or Option Deposit, if any, except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon.

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         Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.4, 1.5, 1.6, 1.7, 4.4 and 4.8 hereof.

                                   ARTICLE II

                                      TITLE

      SECTION 2.1 Title Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on July 30, 2004 (hereinafter referred to as the "Title Inspection Period"), Purchaser shall have the right to review: (a) a current preliminary title report on the Real Property (the "PTR") issued by Chicago Title Company (the "Title Company"), accompanied by copies of all documents referred to in the report; (b) copies of the most recent property tax bills for the Property; and (c) an ALTA survey of the Real Property prepared by a licensed surveyor (the "Survey"). Item (a) shall be obtained by Purchaser within five (5) days after the Effective Date. Item (c) shall be obtained by Purchaser within forty-five (45) days after the Effective Date. Item (b) shall be delivered by Seller to Purchaser within five (5) business days after the Effective Date.

      SECTION 2.2 Title Examination. Purchaser shall notify Seller in writing (the "Title Notice") prior to the expiration of the Title Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Title Inspection Period, Purchaser shall be deemed to have approved the condition of title to the Real Property. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have five (5) business days after receipt of the Title Notice to notify Purchaser of either of the following: (a) that Seller will remove such objectionable exceptions from title on or before the Closing; or (b) that Seller elects not to cause such exceptions to be removed. If Seller fails to notify Purchaser within such five-business-day period, then Seller shall be deemed to have made an election under the foregoing clause (b). Notwithstanding the foregoing or any other provision of this Agreement, all deeds of trust, mortgages and other monetary liens caused by Seller (but not non-delinquent improvement or public facilities bonds) disclosed in the PTR are to be satisfied by Seller. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have three (3) business days after the date of such notice in which to notify Seller that Purchaser will nevertheless proceed with the purchase in accordance with the provisions of this Agreement and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. Purchaser's failure to respond within such three-business-day period shall be deemed an election to terminate this Agreement. If, despite Seller's election to eliminate any disapproved exception under clause (a) above, the exception has not been eliminated on or before the Closing, Purchaser, at its option and sole discretion, may either: (a) elect in writing to waive its prior disapproval; or (b) treat the failure to eliminate the exception as a failure of a contingency under this Agreement, in which event the Escrow shall be cancelled and this Agreement shall be terminated. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions

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of this Agreement), the Deposit shall be returned to Purchaser and each party shall bear its own costs incurred hereunder.

      SECTION 2.3 Pre-Closing "Gap" Title Defects. Purchaser may, at or prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title:
(a) raised by the Title Company between the expiration of the Title Inspection Period and the Closing; and (b) not disclosed by the Title Company or otherwise known to Purchaser prior to the expiration of the Title Inspection Period; provided that Purchaser must notify Seller of such objection to title within two
(2) business days of being made aware of the existence of such exception. If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof.

      SECTION 2.4 Permitted Exceptions. The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

            (a) those matters (including, without limitation, the exceptions disclosed in the PTR) that either are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

            (b) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

            (c) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

            (d) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 or Section
2.3 hereof; and

            (e) rights of tenants under leases affecting the Property.

      SECTION 2.5 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Land and Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof) and Escrow Agent shall obtain the irrevocable commitment of the Title Company to issue an ALTA Owner's Policy of Title Insurance (the "Title Policy") covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

                                   ARTICLE III

                               REVIEW OF PROPERTY

      SECTION 3.1 Right of Physical Inspection. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on the July 30, 2004 (the "Inspection Period"), Purchaser, its agents, employees, and independent contractors, shall have the right to make a physical inspection of the Real Property and perform an environmental, soil,

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geological or other assessment on the Property pursuant to the terms and conditions of this Agreement.

      Purchaser understands and agrees that any on-site inspections or environmental assessments of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or the tenants of the Property. Seller reserves the right to have a representative present during any such inspections and the right to review any physical or invasive testing of the Property. Purchaser shall promptly restore the Real Property to its prior condition following any such inspections or assessments, at Purchaser's sole cost and expense. At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Property. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys fees), damages or injuries arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify, defend and hold harmless shall survive Closing or any termination of this Agreement. Purchaser shall maintain, and shall assure that its contractors maintain, public liability insurance and property damage insurance in amounts and in form and substance adequate to insure against all liability of Purchaser and its agents, employees or contractors, arising out of any entry or inspections of the Property pursuant to the provisions hereof, and Purchaser shall provide Seller with evidence of such insurance coverage prior to Purchaser's entry on the Property.

      SECTION 3.2 Document Inspection Seller shall make available (and copy if requested) all of the following to Purchaser within two (2) business days after the Effective Date to the extent that such items are in the possession of Seller or are reasonably obtainable by Seller:

            (a) copies of any environmental, physical, condition, ADA and other reports relating to the Property in Seller's possession;

            (b) a list and complete copies of all Operating Agreements, including any amendments and other documents pertaining hereto;

            (c) plans, permits, specifications and certificates of occupancy for the Real Property;

            (d) all other reports, surveys, or other written information (including, without limitation, any notices with respect to the Property received from any governmental agency) in Seller's possession relating to the Property, other than Seller's appraisals, partnership or limited liability company documents, tax returns, financial statements, or other internally prepared financial information or assessments relating to the Seller's entities;

            (e) the last 36 months utility bills and other operating expenses for the Real Property;

            (f) existing insurance policies for the Property;

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            (g) existing leases, licenses, permits and certificates pertaining to the Property; and

            (h) such other files, books, records, documents, profit and loss statements, balance sheets and other materials specifically relating to the operation of the Property.

      SECTION 3.3 Right of Termination. During the period beginning on the Effective Date and ending at 5:00 p.m. (local time at the Property) on July 30, 2004 (the "Due Diligence Period"), if for any reason Purchaser, in its sole discretion, determines that the Property, its tenants, or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to the Seller, and if such notice is given, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, then neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit shall be immediately returned to Purchaser without any action being necessary, and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Due Diligence Period, Purchaser shall be deemed to have approved all aspects of the Property (except title and Survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                                   ARTICLE IV

                                     CLOSING

      SECTION 4.1 Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be consummated within five (5) business days of the date Purchaser, or its successor in interest closes upon its initial public offering, but not later than July 30, 2004, through an escrow closing administered by Escrow Agent pursuant to joint instructions from Seller and Purchaser. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions. The Closing shall be held at the offices of Escrow Agent set forth in Section 1.4. If the sale transaction fails to Close by said date due to the extension of Purchaser's public offering date, Purchaser shall have the option to extend the Closing Date for one (1) ninety (90) day period with the deposit into Escrow of One Hundred Thousand Dollars ($100,000) ("Option Deposit"). If Purchaser is unable to execute its initial public offering by the end of the 90 day option period, Seller or Purchaser shall have the right to terminate this Agreement without incurring any liability to the other and Purchaser's Deposit and Option Deposit, if any, and all accrued interest thereon will be returned to Purchaser pursuant to Section 4.6. Except by reason of the failure of a condition precedent as set forth in Section 4.6, Purchaser shall have no right to terminate this Agreement after expiration of the Title Inspection Period and Due Diligence Period. On the Closing, the Deposit, the Option Deposit, if any, shall be credited against the Purchase Price and the balance of the Purchase Price shall be paid by Purchaser to Seller through Escrow Agent.

      SECTION 4.2 Seller's Obligations at Closing. On or before two (2) days before Closing (except as set forth in (h) below), Seller shall:

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            (a) deliver to Escrow Agent a duly executed grant deed (the "Deed")
in the form attached hereto as Exhibit E, conveying the Land and Improvements;

            (b) deliver to Escrow Agent a duly executed bill of sale (the "Bill of Sale") in the form attached hereto as Exhibit F conveying the Personal Property;

            (c) deliver to Escrow Agent a duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit G assigning Seller's interest in the Operating Agreements and the other Intangibles, to the extent assignable;

            (d) deliver such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

            (e) deliver to Escrow Agent a certificate in the form attached hereto as Exhibit H duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980;

            (f) deliver to Escrow Agent the Operating Agreements;

            (g) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

            (h) on the Closing Date, deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions and any leases;

            (i) execute a closing statement acceptable to Seller;

            (j) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

      SECTION 4.3 Purchaser's Obligations at Closing. Except as otherwise provided, on or before two (2) days before Closing, Purchaser shall:

            (a) deliver to Escrow Agent a duly executed Assignment of Contracts;

            (b) deliver such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

            (c) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

            (d) execute a closing statement acceptable to Purchaser; and

            (e) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

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      SECTION 4.4 Prorations.

            Escrow Agent shall prorate Property rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); real property taxes and assessments; water, sewer and utility charges; amounts payable under any Operating Agreement or other agreements or documents; annual permits and/or inspection fees (calculated on the basis of the period covered); and any other expenses of the operation and maintenance of the Property (including, without limitation, expenses prepaid by Seller and expenses already paid by Seller but which are being amortized over time by Seller and with respect to which Seller shall receive a credit at Closing in the amount of the prepaid or unamortized portion thereof), shall all be prorated as of 12:01 a.m. on the Closing Date (i.e., Purchaser is entitled to the income and responsible for the expenses of the day of Closing), on the basis of a 365-day year.

      Any sums collected by Seller or Purchaser from tenants after the Closing shall be applied as provided in this Section 4.4. If a tenant shall specifically designate a payment as being attributable to, or if it is readily ascertainable that a payment received from a tenant is attributable to a specific period of time or for a specific purpose, including, without limitation, for operating expenses or real estate tax payments which were not paid or were underpaid by such tenant or for reimbursement for work performed by Seller on the tenant's premises, such payment shall be so applied. If there is no such designation or if not so readily ascertainable, any payment received from a tenant after Closing shall be deemed a payment of rent due after the Closing until the tenant is current on rents and sums due under the applicable lease on or after the Closing, and then such payments shall be paid to Seller to the extent of any rent or other sums owing to Seller for periods prior to Closing. Purchaser shall use reasonable efforts to collect such rents and other sums owing to Seller. Seller retains the right to collect any such rents and other sums from tenants after Closing; provided, however, that Seller shall have no right to cause any such tenant to be evicted or to exercise any other landlord remedy against such tenant other than to sue for collection.

      Reconciliations of taxes, insurance charges and other expenses owed by tenants under leases for the calendar year (or fiscal year if different from the calendar year) in which the Closing occurs shall be prepared by Purchaser with the cooperation of Seller within ninety (90) days following the end of such year in accordance with the requirements set forth in the Property leases and as provided in this Section 4.4. The proration between the parties of income received from tenants from reconciliations of expenses under the leases shall be calculated based on the expenses actually incurred by each party for such year and each party's period of ownership of the Property, and otherwise in accordance with this Section 4.4.

      The amount of any cash security deposits plus accrued and undisbursed interest, if any, held by Seller under the Property leases shall be paid by Seller to Purchaser through Escrow Agent at the Closing and Seller shall deliver and assign to Purchaser any letters of credit held by Seller in lieu of or in addition to any tenant cash security deposits. Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Property. Purchaser shall cause all utilities in Seller's name to be transferred into Purchaser's name and account at the time of Closing.

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      Seller and Purchaser hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date, and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall pay said sum to the other party within ten (10) days thereafter. Upon request of either party, the parties shall provide a detailed and accurate written statement signed by such party certifying as to the payments received by such party from tenants from and after Closing and to the manner in which such payments were applied, and shall make their books and records available for inspection by the other party during ordinary business hours upon reasonable advance notice.

      SECTION 4.5 Closing Costs.

            (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

            (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

                        (i) one-half of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

                        (ii) any imposed transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property (excluding, however, any sales tax in respect of the Personal Property);

                        (iii) the title insurance premium for an ALTA standard form of owner's title policy, with endorsements reasonably requested by Purchaser; and

                        (iv) all its recording fees.

            (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

                        (i) one-half of the escrow fee, if any, which may be charged by the Escrow Agent or Title Company;

                        (ii) the cost of the Survey;

                        (iii) all its recording fees; and

                        (iv) the cost of any extraordinary title endorsements requested by Purchaser

            (d) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

            (e) The provisions of this Section 4.5 shall survive the Closing.

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      SECTION 4.6 Conditions Precedent to Obligation of Purchaser. The
obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

            (a) Seller shall have delivered all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof and the representation letter provided for in Section 10.16 hereof;

            (b) all of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing;

            (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing;

            (d) Seller shall have delivered to Purchaser an estoppel certificate from each of the tenants at the Property in a form and of content acceptable to Purchaser at least ten (10) days prior the end of the Due Diligence Period.

            (e) the Title Company shall be prepared and irrevocably committed to issue to Purchaser the Title Policy and all endorsements Purchaser may request and the Title Company has agreed to issue prior to expiration of the Title Inspection Period, in an amount equal to the Purchase Price;

            (f) the physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted, subject to Article VII below;

            (g) no proceeding shall have been commenced against Seller under the federal Bankruptcy Code or any state law for relief of debtors;

            (h) no moratorium, statute or regulation of any governmental agency or order or ruling of any court shall have been enacted, adopted, or issued which would have a material adverse affect on Purchaser's use or development of the Property; and

            (i) Purchaser or its successor-in-interest have closed upon the funding of its Initial Public Offering; and

      SECTION 4.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

            (a) Purchaser shall have delivered all of the items required to be delivered pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

            (b) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing; and

            (c) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing;

      SECTION 4.8 Close of Escrow. Provided that Escrow Agent has received the documents, instruments and funds described herein, provided that Escrow Agent has not received written notice from either Purchaser or Seller that this Agreement has been terminated or that any of the conditions to Closing set forth herein have not been satisfied or waived and provided further that the Title Company is able to deliver to Purchaser a commitment to issue the Title Policy and the Lender's policy, then Escrow Agent is authorized and instructed at 8:00 a.m. on the date of the Closing to:

            (a) Record the Deed with the Snohomish County Recorder;

            (b) Deliver the Purchase Price to Seller, as increased or decreased by prorations and adjustments as provided herein and less Seller's share of closing costs; and

            (c) deliver counterpart originals of each of the documents delivered to Escrow Agent pursuant to Article 4 to the appropriate parties

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      SECTION 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, each of which representations and warranties shall be deemed to have been made again as of the Closing:

            (a) Organization and Authority, (i) Phase 3 Science Center LLC, a Delaware limited liability company, ("Phase 3"), has been duly organized and is validly existing under the laws of the State of Delaware. Phase 3 has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on Phase 3's part. The person(s) signing this Agreement on behalf of Phase 3 is(are) authorized to do so;

                        (ii) Ahwatukee Hills Investors, LLC, an Arizona limited liability company ("Ahwatukee"), has been duly organized and is validly existing under the laws of the State of Arizona. Ahwatukee has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on Ahwatukee's part. The person(s) signing this Agreement on behalf of Ahwatukee is(are) authorized to do so;

                        (iii) J. Alexander's LLC, a Delaware limited liability company ("J. Alexander's") has been duly organized and is validly existing under the laws of the State of Delaware. J. Alexander's has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on J. Alexander's part. The person(s) signing this Agreement on behalf of J. Alexander's is(are) authorized to do so;

            (b) Pending Actions. To Seller's actual knowledge, there are no actions, suits, arbitrations, unsatisfied orders or judgments, government investigations or proceedings pending against Seller or the Property which, if adversely determined, could individually or in the aggregate affect the Property or use thereof, or Seller's ability to perform hereunder;

            (c) Operating Agreements. To Seller's actual knowledge, the Operating Agreements and that certain grant by the Washington Department of Revenue in favor of Phase 3 deferring sales and use taxes at the Property as reflected in State of Washington High-Tech Sales and Use Tax Deferral Certificate number 634702510 ("Tax Deferral Grant"), are all of the agreements concerning the post Closing operation and maintenance of the Property which may or will impose financial obligations upon Purchaser;

            (d) Condemnation. No condemnation proceedings are pending or, to Seller's actual knowledge, threatened against the Property;

            (e) Violations. To Seller's actual knowledge, there are no uncured violations of any federal, state or local law relating to the use or operation of the Property which would adversely affect the Property or use thereof;

            (f) Leases. There are no leases affecting the Property other than that lease with Nastech Pharmaceutical Company and that said lease is in full force and effect, and that neither landlord or the tenant under said lease are in default thereof;

            (g) Environmental. To Seller's actual knowledge there has not been any release of hazardous substances on or beneath the Real Property in violation of any federal, state or local law, and Seller has received no written notice of any violation of claimed violation of any law, rule, or regulation relating to hazardous substances;

            (h) To Sellers actual knowledge, the financial records, statements and balance sheets for the Property delivered by Seller to Purchaser pursuant to
Section 3.2 are true, correct, complete and accurate; and

            (i) No Agreements. Except for agreements terminable at will without penalty or premium or as specified in this Agreement (including, without limitation, the Permitted Exceptions), Seller has not entered into any agreements or understandings concerning the Property by which Purchaser would be bound following the Closing except for the leases described in Section 5.1 (f) above, the Operating Agreements and the Tax Deferral Grant.

      SECTION 5.2 Knowledge Defined. References to the "knowledge or awareness" of Seller shall be deemed to mean the present and actual knowledge of John Bonanno, Neil Fox, and Tom Erlandson (without inquiry ) who are the persons associated with Seller who are most familiar with the Property, and Seller's "written notice" shall be deemed to include notices sent to the attention of one or more of said persons.

      SECTION 5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing.

      SECTION 5.4 Covenants of Seller.

            (a) Maintenance of Property. Seller hereby covenants with Purchaser that from the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall maintain the Property in good repair, reasonable wear and tear excepted, and in a manner generally consistent with the manner in which Seller has maintained the Property prior to the date hereof;

            (b) Notification of Subsequent Events. If, prior to Closing, the Seller becomes aware of any event which would have a material adverse effect on the condition or operation of the Property as a whole, the Seller will immediately notify in writing the Purchaser of such event including any default by Seller or any tenant under the Property leases.

      SECTION 5.5 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing:

            (a) Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the State of California. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on Purchaser's part. The person(s) signing this Agreement on behalf of Purchaser is(are) authorized to do so; and

            (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

            (c) Purchaser represents and warrants to Seller that Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

            (d) Purchaser is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA"), or of
Section 4975(e)(l) of the Code, which is subject to ERISA or Section 4975 of the Code and which is an investor in Seller.

                                   ARTICLE VI

                                    DEFAULT

      SECTION 6.1 Default by Purchaser. In the event the sale of the Property as contemplated hereunder is not consummated solely due to Purchaser's default hereunder, Seller, as its sole remedy, shall be entitled pursuant to Section 1.6 hereof to terminate this Agreement and receive the Deposit and Option Deposit, if any, as liquidated damages for the breach of this Agreement. For any other defaults of Purchaser under this Agreement, Seller shall have all rights and remedies available at law or in equity.

      SECTION 6.2 Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, and Purchaser is otherwise ready willing and able to acquire the Property on the Closing Date, Purchaser shall have one of the following remedies, which must be elected within fifteen (15) days of the Closing Date: (a) receive the return of the Deposit and Option Deposit, if any, which return shall operate to terminate this Agreement and collect damages in the amount of all of Purchaser's actual out of pocket costs incurred in connection with the proposed transaction contemplated by this Agreement, not to exceed $100,000; or (b) enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement.

                                   ARTICLE VII

                                  RISK OF LOSS

      SECTION 7.1 Risk of Loss. Any risk of loss to the Property shall be borne by Seller until the Closing. If prior to the Closing there are instituted any proceedings, whether judicial, administrative, or otherwise, which relate to the taking of any portion of the Property by eminent domain or the Property is destroyed or damaged in whole or in part, Purchaser shall have the right to terminate this Agreement by giving Seller written notice within five (5) business days after it has received notice of such eminent domain proceeding or destruction of the Property. Notwithstanding the foregoing, if the cost to repair the damage is less than three percent (3%) of the Purchase Price and the repair can be completed within three (3) months, Purchaser shall not have the right to terminate this Agreement pursuant to this Section 7.1. Upon any termination pursuant to this Section 7.1, the parties shall proceed as if this Agreement had been terminated pursuant to Section 3.3 hereof. If Purchaser does not terminate this Agreement, then at the Closing, Seller shall assign to Purchaser all of its right, title, and interest in any insurance proceeds or award arising out of such taking or destruction plus the amount of any insurance deductible.

                                  ARTICLE VIII

                                  COMMISSIONS

      SECTION 8.1 Brokerage Commissions. Each party acknowledges that there are no brokerage fees owed to any third party in connection with this transaction. Each party hereto agrees that if any person or entity, makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive Closing or any termination of this Agreement.

                                   ARTICLE IX

                               INDEMNITY; RELEASE

      SECTION 9.1 INDEMNIFICATION BY SELLER. From and after the Closing, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all liability, costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, Losses") arising out of, or in any way relating to (i) any breach of any representation or warranty of Seller contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto,
(ii) any breach of any covenant of Seller contained in this Agreement, (iii) any liability incurred by Purchaser for sales taxes due to the State of Washington on the construction at the Property prior to the Closing (which are currently subject to an exemption under the Tax Deferral Grant), except to the extent Purchaser causes the exemption to be terminated, nullified or voided, and (iv) any act or omission on the part of the Seller relating to the Property lease(s) or any third party claims pertaining to the Property (except to the extent released by Purchaser pursuant to Section 9.4 below) arising prior to the Closing notwithstanding when the claim for the Loss is asserted. The obligations of this Section 9.1 shall survive the Closing.

      SECTION 9.2 Indemnification by Purchaser. From and after the Closing, Purchaser shall indemnify and hold Seller, its affiliates and shareholders, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing harmless from and against any and all Losses arising out of, or in any way relating to (i) any breach of any representation or warranty of Purchaser contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto, (ii) any breach of any covenant of Purchaser contained in this Agreement, and (iii) any event, act, or omission on the part of Purchaser relating to the Property and arising after the Closing, including, without limitation, any action of the Purchaser to cause the exemption described in Section 9.1 (iii) above to be terminated, nullified or voided. The obligations of this Section 9.2 shall survive the Closing.

      SECTION 9.3 AS-IS SALE. PURCHASER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND PURCHASER IS PURCHASING THE PROPERTY ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ANY SELLER RELATED PARTIES, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF SELLER, AS TO ANY MATTERS CONCERNING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5.1 ABOVE, INCLUDING WITHOUT
LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property's use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of hazardous materials on, under or about the Property or the adjoining or neighboring property (except to the extent such hazardous materials have been placed on, under or about the Property or the adjoining or neighboring property by Seller in violation of any federal, state or local law), (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the Property leases, Operating Agreements, or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to Purchaser for the Property,
(xi) the value, economics of the operation or income potential of the Property, any future condemnation or eminent domain actions which may be instituted against the Property, or (xi) any other fact or condition which may affect the Property, including without limitation, the physical condition, value, economics of operation or income potential of the Property.

      SECTION 9.4 Release. Without limiting the above, and subject to the representations and warranties of Seller contained in Section 5.1 hereof, Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, Seller's investment advisor, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "SELLER RELATED PARTIES"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys' fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of hazardous materials on, under or about the Property(except to the extent such hazardous materials have been placed on, under or about the Property or the adjoining or neighboring property by Seller in violation of any federal, state or local law), or (ii) any law or regulation applicable to the Property, including, without limitation, any environmental law and any other federal, state or local law.

                                    ARTICLE X

                                  MISCELLANEOUS

      SECTION 10.1 Confidentiality. Except when required to disclose by applicable law, including public company reporting requirements (it being understood by the parties that Purchaser or its successor is filing a registration statement in connection with the public offering of its stock and may need to disclose the transaction contemplated hereby upon the execution of this Agreement or shortly thereafter), each party and its representatives shall hold in strictest confidence all data and information obtained with respect to the Property or the transaction contemplated hereunder, whether obtained before or after the execution and delivery of this Agreement and whether or not marked "confidential," and shall not disclose the same to others; provided, however, that it is understood and agreed that the parties may disclose such data and information to their employees, lenders, consultants, accountants, underwriters, investors and attorneys provided that such persons agree to treat such data and information confidentially. In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.

      SECTION 10.2 Public Disclosure. Except when required to disclose by applicable law, including public company reporting requirements (it being understood by the parties that Purchaser, or its successor is filing a registration statement in connection with the public offering of its stock and, as a public company, may need to disclose the transaction contemplated hereby upon the execution of this Agreement or shortly thereafter), prior to the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form reasonably approved in writing by Purchaser and Seller. The provisions of this Section 10.2 shall survive the Closing or any termination of this Agreement.

      SECTION 10.3 Assignment. Subject to the provisions of this Section 10.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser shall have the right to assign this agreement to any affiliate in which Purchaser owns a controlling interest without Seller's consent. Purchaser shall have the right to assign this agreement to any entity which is not an affiliate, whether voluntary or involuntary, with Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon an assignment, Purchaser shall not be relieved of all of its obligations under this Agreement. Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in form and substance reasonably satisfactory to Seller. Seller hereby consents to the assignment of this Agreement to BioMed Property Trust,

Inc., A Maryland corporation which shall succeed to the business of Purchaser in connection of an initial public offering of its stock.

      SECTION 10.4 Notices. Any notice pursuant to this Agreement shall be given in writing by: (a) personal delivery; (b) reputable overnight delivery service with proof of delivery;(c) United States Mail, postage prepaid, registered or certified mail, return receipt requested; or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

      If to Seller:        Phase 3 Science Center LLC
                           8910 University Center Lane
                           Suite 265
                           San Diego, California 92122
                           Attention: John Bonanno
                           Telephone:
                           Fax:

      with a copy to:      Teel, Palmer & Roeper, LLP
                           11455 El Camino Real, Suite 300
                           San Diego, CA 92130
                           Attention: Elizabeth A. Willes, Esq.
                           Telephone:
                           Fax

      If to Purchaser:     BERNARDO PROPERTY ADVISORS
                           17190 Bernardo Center Drive, Suite 195
                           San Diego, California 92128
                           Attention: Alan D. Gold
                           Telephone:
                           Fax

      with a copy to:      BERNARDO PROPERTY ADVISORS
                           17190 Bernardo Center Drive, Suite 195
                           San Diego, California 92128
                           Attention: Gary A. Kreitzer
                           Telephone:
                           Fax:

      SECTION 10.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

      SECTION 10.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

      SECTION 10.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 10.7 shall survive Closing.

      SECTION 10.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      SECTION 10.9 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

      SECTION 10.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

      SECTION 10.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Furthermore, substantial obligations under this Agreement are to be performed in San Diego, California. The parties select San Diego, California as the proper and sole venue for any action filed to enforce, construe, or interpret this Agreement. Purchaser and Seller agree that the provisions of this Section 10.11 shall survive the Closing or any termination of this Agreement.

      SECTION 10.12 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

      SECTION 10.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

      SECTION 10.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      SECTION 10.15 Attorneys' Fees. In the event of any dispute, arbitration, action, or other proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in connection with such dispute, arbitration, action, or other proceeding, including, without limitation, the fees and costs of its attorneys, whether or not such dispute, arbitration, action, or other proceeding proceeds to formal resolution or judgment.

      SECTION 10.16 Audit. At no cost to Seller, during the Due Diligence Period Seller shall provide Purchaser's independent auditors access to the documents listed in Section 3.2 so as to allow Purchaser's auditors to prepare audited financial statements of the Property as required by the Securities and Exchange Commission and shall provide such auditors with a signed representation letter of the form attached hereto as Exhibit I.

      SECTION 10.17 Tax-Free Exchange. In the event that Seller or Purchaser desires to effectuate the transaction contemplated by this Agreement as a tax-free exchange, then upon request made by Seller or Purchaser, and provided that such tax-free exchange will not result in a delay of the Closing, then the other party shall reasonably cooperate in effectuating such tax-free exchange, such cooperation to include, executing and delivering all documents and instruments necessary, for such purpose, provided that the exchanging party shall reimburse the other party for any costs or expenses incurred by the other party in connection with such cooperation. Each party (the "INDEMNIFYING PARTY") shall indemnify, protect, defend and hold harmless the other party (the "INDEMNIFIED PARTY") from and against any liability, loss, cost or expense incurred by the Indemnified Party in connection with the Indemnified Party's cooperation with the Indemnifying Party pursuant to this section or otherwise arising out of the Indemnifying Party's tax-deferred exchange.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

Phase 3 Science Center LLC.
A Delaware Limited Liability Company

By:   Phase 3 Properties, Inc.
      A California Corporation


      /s/ W. NEIL FOX
By:   _________________________________
      Neil Fox, Chief Executive Officer

State of California

County of San Diego

     On May 27, 2004 before me, Christina L. Cahall, personally appeared Neil Fox, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

                      /s/ CHRISTINA L. CAHALL
            Signature __________________________________________ (Seal)

[SIGNATURES CONTINUED ON THE NEXT PAGE]

Ahwatukee Hills Investors, LLC,
an Arizona limited liability company

By: /s/ RONALD D. MCMAHON
   ______________________________

Name: Ronald D. McMahon
      ____________________________

Title: Manager
      ___________________________

State of California

County of

      On June 1, 2004 before me, Tiana E. Harmon, Notary Public, personally appeared Ronald D. McMahon, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

            Signature     /s/ TIANA E. HARMON       (Seal)
                      _____________________________

[SIGNATURES CONTINUED ON THE NEXT PAGE]

J. Alexander's, LLC,
a Delaware limited liability company
By: /s/ D.I. ALEXANDER
   ______________________________
Name: D.I. Alexander
     ____________________________
Title: Manager
      ___________________________

State of Washington
County of Snohomish

      On this 28th day of May, 2004, before me, a Notary Public in and for the State of Washington, personally appeared David Alexander the ______________ of ________________________ _______________________________, the limited liability company that executed the within and forgoing instrument, and acknowledge said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

            WITNESS my hand and official seal hereto affixed the day and year first as above written.

/s/ CATHERINE MARIE WEBER
_________________________________
NOTARY PUBLIC in and for the
State of Washington
Residing at Seattle

My appointment expires: 3/30/05

PURCHASER:

BERNARDO PROPERTY ADVISORS, INC.
a California corporation

By: /s/ GARY KREITZER
   ___________________________________
      Gary Kreitzer, Executive Vice President

State of California

County of

*** To be attached to Purchase and Sale Agreement for property 3450 Monte Villa Pkwy. Bothell, W

      On May 27, 2004 before me, Voncile L. Carter, personally appeared Gary Kreitzer, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

            WITNESS my hand and official seal.

            Signature /s/ VONCILE L. CARTER (Seal)

The undersigned acknowledges receipt of this Agreement and agrees to act as Escrow Agent pursuant to the terms hereof.

                                          ESCROW AGENT:
                                          CHICAGO TITLE COMPANY

                                          By: /S/ RENEE MARSHALL
                                              ______________________________
                                          Name: Renee Marshall
                                                ____________________________
                                          Title: Escrow Officer
                                                 ___________________________